Exhibit 3.1

CERTIFICATE OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GAMING PARTNERS INTERNATIONAL CORPORATION

Pursuant to the provisions of Nevada Revised Statutes 78.390 and 78.403, the undersigned officer of Gaming Partners International Corporation, a Nevada corporation (the “Corporation”), does hereby certify as follows:

A.            The Agreement and Plan of Merger, dated as of November 27, 2018 (the “Merger Agreement”), by and among the Corporation, Angel Holdings Godo Kaisha, a company organized under the laws of Japan and AGL Nevada Corporation, a Nevada corporation, provides for the amendment and restatement of the Corporation’s articles of incorporation as set forth below.

B.            The Merger Agreement, and the amendment and restatement of the Corporation’s articles of incorporation contemplated thereby and as set forth below, have been duly approved by the board of directors and the stockholders of the Corporation, which is sufficient for approval thereof.  The board of directors and stockholders have determined and declared such amendment and restatement to be advisable, fair to and in the best interests of the Corporation.

C.            This certificate sets forth the text of the articles of incorporation of the Corporation, as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GAMING PARTNERS INTERNATIONAL CORPORATION

ARTICLE I

NAME

The name of the Corporation is Gaming Partners International Corporation (the “Corporation”).

ARTICLE II

REGISTERED AGENT AND REGISTERED OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

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ARTICLE III

PURPOSE

The Corporation may engage in any lawful act, activity or business for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV

CAPITAL STOCK

A. Number and Par Value of Shares. The Corporation shall be authorized to issue an aggregate of one thousand (1,000) shares of common stock with a par value of $0.01 per share. There shall be no other class or series of stock in the Corporation.

B. Assessment of Shares. The capital stock of the Corporation, after the amount of the par value has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this respect.

ARTICLE V

GOVERNING BOARD

The members of the governing board of the Corporation are styled as directors. The board of directors shall be elected in such manner as shall be provided in the bylaws of the Corporation. The number of directors may be changed from time to time in such manner as provided in the bylaws of the Corporation.

ARTICLE VI

LIMITATIONS ON LIABILITY

The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”). If the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time. Any repeal or modification of this Article VI approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between this Article VI and any other article of the Corporation’s articles of incorporation, the terms and provisions of this Article VI shall control.

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ARTICLE VII

INDEMNIFICATION

A. Right to Indemnity.    Every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article VII.

B. Expenses Advanced.    The expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such director or officer acting as a director or officer shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

C. Bylaws; Insurance.    Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Corporation would have the resources to indemnify such person.

The indemnification and advancement of expenses provided in this Article VII shall continue for a person who has ceased to be a director, officer, employee or agent, and inures to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII

INAPPLICABILITY OF CERTAIN NEVADA STATUTES

At such time, if any, as the Corporation becomes a “resident domestic corporation” (as defined in NRS 78.427), the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes. In accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, relating to acquisitions of controlling interests in the Corporation, shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

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ARTICLE IX

AMENDMENTS TO BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

ARTICLE IX

SPECIAL PROVISIONS REGARDING DISTRIBUTIONS

Notwithstanding anything to the contrary in the articles of incorporation or the bylaws of the corporation, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

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IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amended and Restated Articles of Incorporation of Gaming Partners International Corporation as of May 1, 2019.

/s/ Alain Thieffry
Name:	Alain Thieffry
Title:	President, Treasurer and Secretary

[Signature Page to A&R Certificate of Incorporation]